                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e) (2) )
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               Aegis Realty, Inc.
================================================================================
                 Name of Registrant as Specified in its Charter

================================================================================
      Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of Filing Fee (Check Appropriate Box):

[X] No fee required
[ ] Fee computed on table below per exchange Act Rules 14a-6 (i) (1) and 0-11.

 (1)Title of each class of securities to which transaction applies:
================================================================================

 (2)Aggregate number of securities to which transaction applies:
================================================================================

 (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
================================================================================

 (4)Proposed maximum aggregate value of transaction:
================================================================================

 (5)Total fee paid:
================================================================================

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1)Amount Previously Paid:
================================================================================

 (2)Form, Schedule or Registration Statement No.:
================================================================================

 (3)Filing Party:
================================================================================

 (4)Date File:
================================================================================

                               AEGIS REALTY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                       ON

                                 OCTOBER 5, 2001

                                  -------------

                                                               September 4, 2001
To the Stockholders of Aegis Realty, Inc.:

         NOTICE IS HEREBY GIVEN THAT the 2001 Annual Meeting of Aegis Realty, Inc. will be held Friday, October 5, 2001 at 10:00 A.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York for the following purposes:

         (1) The election of two (2) Directors for a term of three years to expire in 2004.

         (2) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors recommends a vote "FOR" each of the listed nominees. The accompanying proxy statement contains additional information and should be carefully reviewed by Stockholders.

         Similar to last year, you can vote your shares by Internet or phone. Follow the instructions on the enclosed proxy card if you wish to do so. Or, if you prefer to vote by regular mail, please sign, date and return the enclosed proxy card in the enclosed return envelope as soon as possible.

         The Board of Directors has fixed the close of business on August 30, 2001 as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                              By Order of the Board of Directors

                                              /s/ Stuart J. Boesky
                                              ----------------------------------
                                              Stuart J. Boesky
                                              Chairman of the Board and
                                              Chief Executive Officer


IT IS MOST IMPORTANT THAT YOU VOTE YOUR SHARES EITHER BY INTERNET, PHONE OR MAIL. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED STAMPED, SELF-ADDRESSED PROXY CARD.

YOUR FAILURE TO PROMPTLY VOTE YOUR SHARES INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE BY PHONE, ON THE INTERNET OR BY MAIL WHETHER OR NOT YOU ATTEND THE MEETING.

                               AEGIS REALTY, INC.
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK, 10022

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

         The accompanying form of proxy is solicited on behalf of the Board of Directors of Aegis Realty, Inc. ("Aegis" or the "Company") for use at the Annual Meeting of Stockholders of Aegis (the "Meeting") to be held Friday, October 5, 2001 at 10:00 A.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York and at any adjournments thereof. Aegis has first mailed these proxy materials to holders (the "Stockholders") of shares (the "Shares") of common stock, $.01 par value of Aegis (the "Common Stock") on or about September 4, 2001. Aegis' executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 588-1765). Aegis is the sole general partner and majority owner of Aegis Realty Operating Partnership, LP, a Delaware limited partnership (the "Operating Partnership") through which Aegis conducts substantially all of its business. Stockholders of record at the close of business on August 30, 2001 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof.

         Similar to last year, Stockholders are able to vote their Shares by telephone or on the Internet. If you wish to vote your Shares by telephone or the Internet, follow the instructions on the attached proxy card.

         Shares represented by properly executed proxy cards, Internet votes or telephone votes received by Aegis at or prior to the Meeting will be voted according to the instructions indicated by the Stockholder. If no instructions are given, the persons named on the proxy card intend to vote the Shares so represented FOR the election of each of the two nominees for re-election as Directors. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving written notice to Aegis of its revocation by submission of a duly executed proxy bearing a later date or by the vote of the Stockholder cast in person at the Meeting.

         The Board of Directors recommends a vote "FOR" each of the listed nominees.

         As of August 30, 2001, 8,049,179 Shares of Aegis were outstanding, with each Share entitled to one vote on all matters that may come before the Meeting.

                               RECENT DEVELOPMENTS

         On August 7, 2001, Aegis announced that it had agreed by mutual consent to terminate its acquisition agreement to acquire a portfolio of 19 community shopping centers and several retail development opportunities from Dallas, Texas-based P.O'B Montgomery & Company (and its investment partners) ("POB"), together with POB's on-going development business. In addition, Aegis also announced that the management internalization agreement, which was contingent upon the completion of the acquisition transaction, had also been terminated.

         The acquisition transaction, originally announced on December 21, 2000, was valued at approximately $203 million and was subject to stockholder approval. In conjunction with the termination of the agreement, both parties mutually agreed that the $3 million break-up fee provided for in the original acquisition agreement would not be paid by Aegis and that in lieu of the $3 million break-up fee, POB instead received a $350,000 termination fee.

         Effective with the consummation of the termination agreement, neither Aegis nor POB has any further obligation to the other under the original acquisition agreement.

         In light of major stockholders' opposition to the acquisition transaction, the Board of Directors instructed management to focus on pursuing the sale of the Company or its assets. In this regard, the Board has directed management to retain an investment advisor to assist in developing an appropriate marketing strategy. If acceptable values cannot be achieved, the Board of Directors will then pursue alternative transactions with a goal of maximizing stockholder value.

                              ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, currently consisting of two classes of two directors each and one class of one director. At the Meeting, two Directors are to be elected for three-year terms expiring in 2004. All of the nominees are currently Directors of Aegis. Directors are elected by a majority of the votes cast (assuming the presence of a quorum consisting of a majority of the Stockholders whether present in person or by proxy).

         Unless Stockholders otherwise specify, the Shares represented by the proxies will be voted "FOR" the indicated nominees for election as Directors. If for any reason any of the nominees become unavailable for election, the proxies solicited will be voted for such nominees as are selected by the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a Director if elected. However, in the event that any nominee should be unable or for good cause unwilling to serve, the Shares represented by proxies received will be voted for another nominee selected by the Board. The Board of Directors recommends a vote FOR each of the listed nominees.

         The following table sets forth information with respect to each nominee nominated to serve as a Director for a term to expire in 2004.


Name of Director/
Nominee for Election    Age     Principal Occupation
--------------------    ---     --------------------
Peter T. Allen          55      Peter Allen is a Director of Aegis and is President of Peter
                                Allen & Associates, Inc., a real estate development and
                                management firm, in which capacity he has been responsible for the leasing, refinancing and development of major
                                commercial properties. Mr. Allen has also been an Adjunct
                                Professor of the Graduate School of Business at the
                                University of Michigan since 1981. Mr. Allen received a
                                Bachelor of Arts Degree in history/economics from DePauw
                                University and a Masters Degree in Business Administration
                                with Distinction from the University of Michigan. Mr. Allen has been an Independent Director since 1997 and is a member of the Audit and Compensation Committees. Mr. Allen also
                                serves on the Board of Trustees of Charter Municipal
                                Mortgage Acceptance Company ("CharterMac") and American
                                Mortgage Acceptance Company ("AMAC"), two companies that are also advised by affiliates of Related Capital Company
                                ("Related"), the financial services affiliate of The Related
                                Companies, L.P. ("TRCLP")

Arthur P. Fisch         59      Arthur Fisch is a Director of Aegis and is an attorney in
                                private practice specializing in real property and
                                securities law since October 1987, with Arthur P. Fisch,
                                P.C. and Fisch & Kaufman.

                                       4

                                From 1975-1987, Mr. Fisch was employed by E.F. Hutton &
                                Company, serving as First Vice President in the Direct
                                Investment Department from 1981-1987 and associate general counsel from 1975-1980 in the legal department. As First
                                Vice President, he was responsible for the syndication and acquisition of residential real estate. Mr. Fisch received a
                                B.B.A. from Bernard Baruch College of the City University of
                                New York and a Juris Doctor degree from New York Law School.
                                Mr. Fisch is admitted to practice law in New York and
                                Pennsylvania. Mr. Fisch has been an Independent Director
                                since 1997 and is a member of the Audit and Compensation
                                Committees. Mr. Fisch also serves on the Board of Trustees of CharterMac and AMAC.


DIRECTORS AND OFFICERS

         The Board of Directors directs the management of the business and affairs of Aegis but retains Related Aegis, LP (the "Advisor") to manage Aegis' day-to-day affairs. The Board of Directors delegates to the Advisor responsibilities with respect to, among other things, overseeing the portfolio of Aegis' assets and the acquisition or disposition of investments. During 2000, the Board of Directors held six meetings, the audit committee held a total of four meetings and the compensation committee did not hold any meetings. The average attendance in the aggregate of the total number of Board and committee meetings was 83%.

The Directors and Executive Officers of Aegis are as follows:


                                                                     YEAR FIRST BECAME          TERM
NAME                    AGE         OFFICES HELD                     DIRECTOR/OFFICER          EXPIRES
---------------------   ---     ----------------------------       ---------------------     -----------
Stuart J. Boesky        44      chairman, president and                    1997                   2003
                                chief executive officer

Michael J. Brenner      55      director                                   1999                   2003

Alan P. Hirmes          46      director, senior vice                      1997                   2002
                                president, and assistant
                                secretary

Peter T. Allen          55      director                                   1997                   2001

Arthur P. Fisch         59      director                                   1997                   2001

Mark J. Schlacter       50      senior vice president                      1997                    --

Michael I. Wirth        43      senior vice president and                  2000                    --
                                chief financial officer

Denise L. Kiley         41      senior vice president                      1997                    --

Marc D. Schnitzer       40      senior vice president                      1997                    --



                                                                     YEAR FIRST BECAME          TERM
NAME                    AGE         OFFICES HELD                     DIRECTOR/OFFICER          EXPIRES
---------------------   ---     ----------------------------       ---------------------     -----------
Jeffrey S. Suchman      38      vice president                             1999                    --

Gary Parkinson          55      controller and chief                       2000                    --
                                accounting officer

Teresa Wicelinski       35      secretary                                  1998                    --


--------------


Biographical information with respect to Messrs. Fisch and Allen is set forth above.


STUART J. BOESKY is chairman, president and chief executive officer of Aegis and is president, director and chief executive officer of the sole general partner of the Advisor. Mr. Boesky practiced real estate and tax law in New York City with the law firm of Shipley & Rothstein from 1984 until February 1986 when he joined Related. From 1983 to 1984, Mr. Boesky practiced law with the Boston law firm of Kaye, Fialkow, Richmond & Rothstein (which subsequently merged with Strook & Strook & Lavan) and from 1978 to 1980 was a consultant specializing in real estate at the accounting firm of Laventhal & Horwath. Mr. Boesky is the sole shareholder of one of the general partners of Related. Mr. Boesky graduated from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Laws degree in Taxation from Boston University School of Law. Mr. Boesky also serves on the board of trustees of CharterMac and AMAC.

MICHAEL J. BRENNER is a director of Aegis, and is the executive vice president and chief financial officer of TRCLP. Prior to joining TRCLP in 1996, Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its Industry Programs and Client Satisfaction initiatives from 1993-1996, managing partner of the Detroit group of offices from 1986-1993 and chairman of its National Real Estate Industry Group from 1984-1986. Mr. Brenner graduated summa cum laude from the University of Detroit with a Bachelors degree in Business Administration and from the University of Michigan with a Masters of Business Administration, with distinction. Mr. Brenner is a member of the Audit Committee. Mr. Brenner also serves on the board of trustees of CharterMac.

ALAN P. HIRMES is a director, senior vice president and assistant secretary of Aegis and is a director and senior vice president of the sole general partner of the Advisor. Mr. Hirmes is a senior managing director of Related, where he is responsible for overseeing the finance and accounting departments, as well as the portfolio management and the joint venture development program. Mr. Hirmes is the sole shareholder of one of the general partners of Related. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Prior to joining Related in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree. Mr. Hirmes also serves on the board of trustees of CharterMac and AMAC.

MARK J. SCHLACTER is a senior vice president of Aegis and is a senior vice president of the sole general partner of the Advisor. Mr. Schlacter is a vice president of taxable mortgage acquisitions of Related, and has been with Related since June 1989. Prior to joining Related, Mr. Schlacter garnered 16 years of direct real estate experience covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a vice president with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings

Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University.

MICHAEL I. WIRTH is the chief financial officer and senior vice president of Aegis and the chief financial officer and a senior vice president of the general partner of the Advisor. Mr. Wirth is also a senior vice president of Related. Mr. Wirth joined Related in August, 2000. Prior to Related, Mr. Wirth was a vice president in the real estate group at CGA Investment Management where he was responsible for the underwriting, investment and management of all commercial real estate debt investments made by the company. Prior to CGA, Mr. Wirth spent 4 years as a senior manager at Deloitte & Touche in the realty consulting group and technology solutions practice and 5 years as a senior manager and national director to the financial services industry at The Roulac Group of Deloitte & Touche. Mr. Wirth received a Bachelors in Business Administration from Georgia State University. He has been a Certified Public Accountant since 1986.

DENISE L. KILEY is a senior vice president of Aegis and is a senior vice president of the sole general partner of the Advisor. Ms. Kiley is also a managing director of Related, responsible for overseeing the investment underwriting and approval of all real estate properties invested in Related sponsored corporate, public and private equity and debt funds. Ms. Kiley also oversees the Asset Management Department. Prior to joining Related in 1990, Ms. Kiley had experience acquiring, financing and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science degree in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.

MARC D. SCHNITZER is a senior vice president of Aegis and is a senior vice president of the sole general partner of the Advisor. Mr. Schnitzer is a managing director of Related and director of Related's Tax Credit Acquisitions Group. Mr. Schnitzer received a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987, and joined Related in January, 1988. From 1983 to 1986, Mr. Schnitzer was a financial analyst in the Fixed Income Research Department of The First Boston Corporation in New York. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.

JEFFREY S. SUCHMAN is a vice president of Aegis where he is responsible for the financial evaluation and the initial due diligence of potential shopping center acquisitions. Mr. Suchman has been a consultant to Related since February of 1998. Prior to consulting for Related, Mr. Suchman was the president of The Suchman Group from 1995-1998. From 1987-1995, Mr. Suchman held positions with the Macklowe Organization as a vice president and Rockrose Development Corp., as an assistant vice president, participating in acquisitions and asset management and from 1985-1987 was employed by Helmsley-Spear, Inc., involved in commercial leasing and sales. Mr. Suchman received a Bachelor of Arts degree in psychology from New York University and a Master of Business Administration from Fordham University. Mr. Suchman is currently a member of the International Council of Shopping Centers.

GARY PARKINSON is the controller and chief accounting officer of Aegis and is the controller and chief accounting officer of the sole general partner of the Advisor. Mr. Parkinson has been Certified Public Accountant in New York since 1987. Prior to joining Related in September 2000, Mr. Parkinson was employed by American Real Estate Partners, L.P. from July 1991 to September 2000, Integrated Resources, Inc. from August 1988 to July 1991 and Ernst and Young from September 1984 to August 1988. Mr. Parkinson graduated from Northeastern University and The Johnson Graduate School of Business at Cornell University.

TERESA WICELINSKI is the secretary of Aegis and is the secretary of the sole general partner of the Advisor. Ms. Wicelinski joined Related in June 1992, and prior to that date was employed by Friedman, Alprin & Green, certified public accountants. Ms. Wicelinski graduated from Pace University with a Bachelor of Arts Degree in Accounting.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has standing Audit and Compensation Committees. The Audit Committee's duties include the review and oversight of all transactions with affiliates of Aegis, the periodic review of Aegis' financial statements and meetings with Aegis' independent auditors. The Audit Committee is comprised of Messrs. Brenner, Allen and Fisch and held four meetings during Aegis' fiscal year ended December 31, 2000. The Audit Committee must have at least three members, each of which must be independent directors pursuant to rules established by the American Stock Exchange, except that one member may be non-independent if exceptional circumstances exist. Given the pendency of the acquisition transaction described under the heading "Recent Developments" and the directive from the board of directors to pursue the sale of the Company or its assets, the board determined that the added expense of an extra independent director to serve on the audit committee outweighed the benefit to be gained..

         The Compensation Committee's duties include the determination of compensation of Aegis' executive officers and the administration of Aegis' Incentive Share Option Plan. The Compensation Committee is comprised of Messrs. Allen and Fisch and did not hold any meetings during Aegis' fiscal year ended December 31, 2000. The Compensation Committee must have at least two members, each of whom must be an Independent Director.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Aegis' officers and directors, and persons who own more than ten percent of a registered class of Aegis' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). These persons are required by regulation of the Commission to furnish Aegis with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Aegis believes that during the fiscal year ended December 31, 2000, Aegis' officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

THE ADVISOR

         The directors and executive officers of Related Aegis, Inc. ("Related Aegis"), the sole general partner of the Advisor, are set forth below. These officers of the general partner of the Advisor may also provide services to Aegis on behalf of the Advisor.

                                                                                          YEAR FIRST
                                                                                            BECAME
NAME                    AGE                      OFFICES HELD                          DIRECTOR/OFFICER
----------------------  ---      -------------------------------------------------    ------------------
Stuart J. Boesky        44       president, chief executive officer and director             1997

Alan P. Hirmes          46       senior vice president and director                          1997

Stephen M. Ross         60       director                                                    1997

Mark J. Schlacter       50       senior vice president                                       1997



                                                                                          YEAR FIRST
                                                                                            BECAME
NAME                    AGE                      OFFICES HELD                          DIRECTOR/OFFICER
----------------------  ---      -------------------------------------------------    ------------------
Michael I. Wirth        43       senior vice president and chief financial officer           2000

Denise L. Kiley         41       senior vice president                                       1997

Marc D. Schnitzer       40       senior vice president                                       1997

Gary Parkinson          55       controller and chief accounting officer                     2000

Teresa Wicelinski       35       secretary                                                   1997


--------------

For biographical information with respect to Messrs. Boesky, Hirmes, Schlacter, Wirth, Schnitzer, and Parkinson and Mses. Kiley and Wicelinski see "--DIRECTORS AND EXECUTIVE OFFICERS OF AEGIS."

STEPHEN M. ROSS is a director of the Advisor. Mr. Ross is the founder, Chairman, CEO and Managing General Partner of TRCLP. Mr. Ross began his career working for the accounting firm of Coopers & Lybrand in Detroit as a tax attorney. Later, he moved to New York where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments before founding TRCLP in 1972. Mr. Ross graduated from the University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Law degree in Taxation from New York University School of Law. Mr. Ross endowed the Stephen M. Ross Professor of Real Estate at the University of Michigan. Mr. Ross is also the Chairman of the Board of Trustees of CharterMac and is on the Board of Directors of Insignia Financial Group, Inc.


EXECUTIVE COMPENSATION

         Aegis has nine executive officers and five Directors (two of whom are Independent Directors). Aegis does not pay or accrue any fees, salaries or other forms of compensation to its officers or Directors, other than Independent Directors and options received under the Stock Option Plan. Independent Directors receive compensation for serving as Directors at the rate of $17,500 per year payable $7,500 in cash (or at such Director's option, Shares of Common Stock) and the balance in Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending meetings of the Board of Directors.

         The Advisor, at its expense, provides all personnel necessary to conduct Aegis' regular business. The Advisor receives various fees for advisory and other services performed under the Advisory Agreement, as further described in the "Certain Relationships and Related Transactions" section of this Proxy Statement. An affiliate of the Advisor pays all salaries, bonuses and other compensation (other than options received under the Stock Option Plan) to the officers of Aegis and the general partner of the Advisor. Certain directors and officers of the sole general partner of the Advisor and certain officers of Aegis receive compensation from the Advisor and its affiliates for services performed for various affiliated entities, which may include services performed for Aegis. Such compensation may be based in part on the performance of Aegis; however, the Advisor believes that any compensation attributable to services performed for Aegis is immaterial.

         In addition, Messrs. Allen and Fisch served on a Special Committee of the Board of Directors ("Special Committee") in connection with the P'O.B. Montgomery transaction described under the heading "Recent Developments" above. In connection with their service on the Special Committee, Messrs. Allen and Fisch received compensation of $17,500, payable $7,500 in cash (or at such Director's option, Shares of Common Stock) and the balance in Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of August 30, 2001, one person was known by Aegis to be the beneficial owner of more than five percent of the outstanding Shares of Common Stock.

                              Amount and Nature of
Name and Address              Beneficial Ownership           Percentage of Common Shares Outstanding
----------------              --------------------           ---------------------------------------
Warren E. Buffett
1440 Kiewit Plaza
Omaha, NE 68131                 569,900 Shares 1                 7.08%


1 The ownership of Common Shares reported herein is based upon 13-G/A filing with the Securities and Exchange Commission, filed on February 14, 2001.

         As of August 30, 2001, the directors of the sole general partner of the Advisor own, in the aggregate, 100% of the voting stock of the sole general partner of the Advisor.

         As of August 30, 2001, directors and executive officers of Aegis and directors and officers of the sole general partner of the Advisor own directly or beneficially Shares of Common Stock as follows:


                                      AMOUNT AND NATURE OF        PERCENT OF
BENEFICIAL OWNER (1)                  BENEFICIAL OWNERSHIP         CLASS (2)
---------------------------------   ------------------------     ------------
Stephen M. Ross                          149,768 (3, 4)              1.84%
Alan P. Hirmes                           94,816 (4, 5)               1.17%
Stuart J. Boesky                         154,426 (4, 6)              1.89%
Peter T. Allen                           3,357                            *
Arthur P. Fisch                          3,357                            *

All executive officers and directors
of Aegis and Related Aegis as a group
(12 persons)                             401,182 (7)                 4.84%



-------------------

*Less than 1% of the common stock issued by Aegis.

(1) Address of beneficial owner is c/o Aegis Realty, Inc., 625 Madison Avenue, New York, New York 10022.

(2) Percent of class assumes that (i) with respect to each individual person, all units of limited partnership held by such person have been converted to shares of common stock and (ii) with respect to all officers and directors as a group that all such units of limited partnership held by all such persons have been converted to shares of common stock.

(3) Includes 67,938 units of limited partnership interest in the Operating Partnership, which are currently convertible to shares of common stock on a one-to-one basis.

(4) Includes 2,271 units of limited partnership interest in the Operating Partnership, which are currently convertible to shares of common stock on a one-to-one basis, held by Related Capital Company, in which Messrs. Ross, Boesky and Hirmes hold a majority of the direct and indirect equity interest.

(5) Includes 65,412 units of limited partnership interest in the Operating Partnership, which are currently convertible to shares of common stock on a one-to-one basis.

(6) Includes 98,772 units of limited partnership interest in the Operating Partnership, which are currently convertible to shares of common stock on a one-to-one basis.

(7) Includes 234,393 units of limited partnership interest in the Operating Partnership, which are currently convertible to shares of common stock on a one-to-one basis.


STOCK OPTION PLAN

         Aegis has adopted an incentive stock option plan (the "Plan"), the purpose of which is to (i) attract and retain qualified persons as directors and officers and (ii) to incentivize and more closely align the financial interests of the Advisor and its employees and officers with the interests of the stockholders by providing the Advisor with substantial financial interest in Aegis' success. The Compensation Committee, which consists of Messrs. Allen and Fisch, administers the Plan. Pursuant to the Plan, if Aegis' distributions per Share of Common Stock in the immediately preceding calendar year exceed $0.9869 per Share, the Compensation Committee has the authority to issue options to purchase, in the aggregate, that number of Shares of Common Stock which is equal to three percent of the Shares outstanding as of December 31 of the immediately preceding calendar year (or in the initial year, as of October 1, 1997), provided that the Compensation Committee may only issue, in the aggregate, options to purchase a maximum number of Shares of Common Stock over the life of the Incentive Stock Option Plan equal to 809,754 Shares (10% of the Shares outstanding on October 1, 1997).

         Subject to the limitations described in the preceding paragraph, if the Compensation Committee does not grant the maximum number of options in any year, then the excess of the number of authorized options over the number of options granted in such year will be added to the number of authorized options in the next succeeding year and will be available for grant by the Compensation Committee in such succeeding year.

         All options granted will have an exercise price equal to or greater than the fair market value of the shares of common stock on the date of the grant. The maximum option term is ten years from the date of grant. All stock options granted pursuant to the Incentive Stock Option Plan may vest immediately upon issuance or in accordance with the determination of the Compensation Committee.

         No options were granted for the year ended December 31, 1997. In 1998, Aegis distributed $1.035 per share of common stock ($0.96 from continuing operations and a $0.075 special capital gains distribution), thus enabling the Compensation Committee, at its discretion, to issue options for up to 241,522 Shares.

         In 1999, Aegis granted a total of 30,000 options to employees of affiliates of the Advisor. Each of those employees left before their options had vested and all of the options were forfeited back to the Company. In 2000, Aegis did not issue any options. In 2001, the Compensation Committee approved the grant of options to acquire 241,552 shares of common stock to employees of affiliates of the Advisor and to the Advisor (who will, in turn, determine which of its employees will receive such options). The options represent the remaining balance of available options which were authorized but unissued. These options become exercisable one-third on each of the first three anniversaries of the date of grant. In the event of a change of control of the Company, a sale of the Company or the commencement of the liquidation of the Company, the options vest immediately. The intent behind granting the options was to encourage employees critical to the day-to-day operations of the Company to remain with the Advisor and the Property Manager in the event of a potential liquidation or sale of the Company.


         The following table sets forth information concerning the grant of stock options to the Company's executive officers during the last fiscal year (the balance of the options having been granted to employees of affiliates of the Advisor) :

                                                                                            Potential
                                                                                          realized value
                                                                                            at assumed
                                            Percentage of                                 annual rates of
                                            total options                                   stock price
                                            granted to        Per share                 appreciation at the
                                 Options    employees in      exercise     Expiration   end of 10 years 2
Name              Title          Granted 1  fiscal Year       Price        Date         5%              10%
-----------------------------------------------------------------------------------------------------------

Jeffrey Suchman   VP             30,000      12.4%            $10.57       08/02/11    $200,888   $507,710


1 Options become exercisable one-third on each of the first three anniversaries of the date of grant. In the event of a change of control of the Company, a sale of the Company or the commencement of the liquidation of the Company, the options vest immediately.
2 Assumed annual rates of stock price appreciation, as determined by the SEC, for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company's financial performance. No assurance can be given that such rates will be achieved.


REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is comprised of two Independent Directors (Messrs. Allen and Fisch). The role of the Compensation Committee is to administer the policies governing the Plan. Because Aegis does not pay salaries and bonuses to the officers of Aegis and the general partner of the Advisor, the Compensation Committee does not determine executives' salary levels. Option compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The Committee also evaluates the performance of management when determining the number of options to be issued.

         Aegis' grant of stock options are structured to link the compensation of the officers of Aegis, the officers of the general partner of the Advisor, and the officers and employees of affiliates of the Advisor with Aegis' performance. Through the establishment of the stock option plan, Aegis has aligned the financial interests of its executives with the results of Aegis' performance, thus enhancing shareholder value. The Compensation Committee may only grant options if certain performance levels are met and is limited in the number of options which may be granted each year (See "Stock Option Plan" above). The amount of options which may be granted are set at levels that the Compensation Committee believes to be consistent with others in Aegis' industry, with such compensation contingent upon Aegis' level of annual and long-term performance.

         The options granted in 2001 were issued as part of the Company's employee retention program which was instituted following the announcement of the termination of the acquisition transaction with POB and the determination by the board of directors to pursue the possibility of a sale of the Company or its assets. See "Recent Developments" above.

         Section 162 (m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162 (m) limits the deduction for compensation paid to the Chief Executive Officer and the other executive officers to the extent that compensation of a particular executive exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. It is Aegis' goal to have compensation paid to its five most highly compensated officers qualify as performance based compensation deductible for federal income tax purposes under Section 162 (m). Given the fact that Aegis is externally advised and the only compensation that currently may be paid to its executives are options pursuant to the Plan, it is unlikely that Section 162 (m) will present any concerns.

                                                      COMPENSATION COMMITTEE

                                                          Peter T. Allen
                                                          Arthur P. Fisch

AUDIT COMMITTEE CHARTER

         On June 14, 2000, the Board of Directors adopted the following Audit Committee Charter. The Audit Committee Charter will be reviewed, updated and approved by the Board of Directors each year.


                               AEGIS REALTY. INC.
                               ------------------
                             Audit Committee Charter
                             -----------------------
      Role and Independence
      ---------------------

      The audit committee, of the board of directors of Aegis Realty, Inc. (the "Corporation"), assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and other such duties as directed by the board. The membership of the Corporation's audit committee (the "Committee") shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on the Committee as set forth in the corporate governance standards of the American Stock Exchange. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors, if any, and the management of the Corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

      The board of directors shall appoint one member of the Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

      Responsibilities
      ----------------

      Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the Corporation. In so doing, the Committee will request from the auditor a written affirmation, consistent with Independence Standards Board Standard 1, that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

      Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the board) to report on any and all appropriate matters.

      Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Corporation's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the board as to the inclusion of the Corporation's audited financial statements in the Corporation's annual report on Form 10-K.

      Reviewing with management and the independent auditor the quarterly financial information prior to the Corporation's filing of Form 10-Q. This review may be performed by the Committee or its chairperson.

      Discussing with management, the internal auditors, if any, and the external auditors the quality and adequacy of the Corporation's internal controls.

      Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

      Reporting Committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

      The Committee's job is one of oversight. Management is responsible for the preparation of the Corporation's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the board recognize that management (including the internal audit staff, if any) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Corporation's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurances as to the financial statements and other financial information provided by the Corporation to its shareholders and others.

AUDIT COMMITTEE REPORT

         The Audit Committee of Aegis' Board of Directors has issued the following report with respect to the audited financial statements of the Company for the fiscal year ended December 31, 2000:

     o The Audit Committee has reviewed and discussed with Aegis' management the Company's fiscal 2000 audited financial statements;
     o The Audit Committee has discussed with Deloitte & Touche LLP (Aegis' independent auditors) the matters required to be discussed by Statement on Auditing Standards No. 61 as amended by SAS No. 90;
     o The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which related to the auditors' independence from the Company and its related entities) and has discussed with the auditors their independence from Aegis;

         Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Aegis' Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         Submitted by the Audit Committee of Aegis' Board of Directors:

                                                    Peter T. Allen - Chairman
                                                    Arthur P. Fisch
                                                    Michael J. Brenner

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Aegis has and will continue to have certain relationships with the Advisor and its affiliates. However, there have been no direct financial transactions between Aegis and its Directors and officers or the directors and officers of the sole General Partner of the Advisor other than the proposed management internalization transaction which has been terminated. See "RECENT DEVELOPMENTS'.

         Aegis and the Operating Partnership entered into an Advisory Agreement pursuant to which the Advisor is obligated to use its best efforts to seek out and present to Aegis, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of Aegis and consistent with such investment programs as the Directors may adopt from time to time in conformity with Aegis' Articles of Amendment and Restatement (the "Articles").

         Although the Directors have continuing exclusive authority over the management of Aegis, the conduct of its affairs and the management and disposition of Aegis' assets, the Directors have initially delegated to the Advisor, subject to the supervision and review of the Board of Directors and consistent with the provisions of the Articles, the power and duty to: (i) manage the day-to-day operations of Aegis; (ii) acquire, retain or sell Aegis' assets; (iii) seek out, present and recommend investment opportunities consistent with Aegis' investment policies and objectives, and negotiate on behalf of Aegis with respect to potential investments or the disposition thereof; (iv) when appropriate, cause an affiliate to serve as the mortgagee of record for mortgage investments of Aegis and in that capacity hold escrows on behalf of mortgagors in connection with the servicing of mortgages; (v) obtain for Aegis such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of Aegis, paying the debts and fulfilling the obligations of Aegis, and handling, prosecuting and settling any claims of Aegis, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vi) obtain for Aegis such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of Aegis; (vii) evaluate, structure and negotiate prepayments or sales of Aegis' mortgage investments and mortgage securities; (viii) monitor operations and expenses of Aegis; and (ix) from time to time, or as requested by the Directors, make reports to Aegis as to its performance of the foregoing services.

         The original term of the Advisory Agreement will terminate on October 1, 2001, the fourth anniversary of its effective date. The Advisory Agreement may be terminated (i) without Cause by the Advisor after the initial term or
(ii) for Cause by a majority of the Independent Directors, each without penalty, and each upon 60 days' prior written notice to the non-terminating party.

         The Advisory Agreement cannot be terminated by Aegis prior to October 1, 2001, other than for Cause. "Cause" is defined as gross negligence or willful misconduct of the Advisor. Aegis cannot dissolve and liquidate prior to such anniversary date except upon a recommendation of the Advisor and the vote of a majority in interest ("Majority Vote") of the Stockholders. After October 1, 2001, the vote of the holders of 66-2/3% of Aegis' then outstanding Shares is required to approve a dissolution and liquidation of Aegis that is not recommended by the Advisor and the Majority Vote of Stockholders is required to approve a liquidation of Aegis recommended by the Advisor. If for any reason, whether prior to or after October 1,

2001, the Advisory Agreement is terminated in accordance with its terms, Aegis may dissolve and liquidate upon the Majority Vote of Stockholders.

         Pursuant to the terms of both the original and renewed Advisory Agreement, the Advisor is entitled to receive the fees and other compensation set forth below:


         FEE/COMPENSATION*                               AMOUNT
         ----------------                                ------

         Acquisition Fee                                 3.75% of the acquisition price of each property
                                                         acquired by Aegis, the Operating Partnership and
                                                         their respective subsidiaries.

         Mortgage Selection Fee                          3.0 % of the principal amount of each mortgage
                                                         loan originated or acquired by Aegis, the
                                                         Operating Partnership and their respective subsidiaries.

         Mortgage Placement Fee                          0.75% of the principal amount of each mortgage
                                                         loan originated or acquired by Aegis, the
                                                         Operating Partnership and their respective
                                                         subsidiaries(payable by the borrower, and not Aegis).

         Asset Management Fee/ Special Distribution      0.375% per annum of total invested assets of
                                                         Aegis, the Operating Partnership and their
                                                         respective subsidiaries.


         Operating Expense Reimbursement                 For direct expenses incurred by the Advisor in an amount
                                                         not to exceed $282,272 per annum (subject to increase
                                                         based on increases in Aegis', the Operating
                                                         Partnership's and their respective subsidiaries' assets
                                                         and to annual increases based upon increases in the
                                                         Consumer Price Index).

         Incentive Share Options                         The Advisor may receive options to acquire additional
                                                         Shares pursuant to Aegis' Incentive Share Option Plan
                                                         only if Aegis' distributions in any year exceed $0.9869
                                                         per Share (i.e., the 1996 pro forma distributions set
                                                         forth Aegis' Solicitation Statement dated as of  June
                                                         15, 1997), and the Compensation Committee of the Board
                                                         of Directors determines to grant such options.

         Liquidation Fee                                 1.50% of the gross sales price of the assets sold
                                                         by the Aegis in connection with a liquidation of
                                                         the Aegis' assets supervised by the Advisor.

----------------
* The Advisor is also permitted to earn miscellaneous compensation which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

         The Advisor may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by Aegis, or act as manager to any other person or entity having investment policies whether similar or dissimilar to those of Aegis. Before the

Advisor, the officers and directors of the Advisor and all persons controlled by the Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to Aegis if (i) such opportunity is of a character which could be taken by Aegis, (ii) such opportunity is compatible with Aegis' investment objectives and policies and (iii) Aegis has the financial resources to take advantage of such opportunity.

         The Articles and the Advisory Agreement provide that Aegis will indemnify the Advisor and its affiliates under certain circumstances.

         The Advisor is entitled to subcontract its obligations under the Advisory Agreement to an affiliate. In accordance with the foregoing, the Advisor has assigned its rights and obligations to Related.

         All of Aegis' twenty-eight properties are managed by RCC Property Advisors, Inc. (the "Property Manager"), an affiliate of the Advisor. The Property Manager receives standard leasing commissions for space leased to new tenants and lease renewals.

INFORMATION REGARDING LITIGATION WITH THE COMPANY AND THE ADVISOR. On or about February 8, 2001, a complaint was filed in the New York Supreme Court, County of New York, against the Advisor and the Property Manager. Also named as defendants in the suit were certain affiliates of the Advisor and Messrs. Boesky, Hirmes, Ross, Brenner, Allen and Fisch, each of whom (other than Mr. Ross) is a Director of the Company. Aegis was also named as a nominal defendant. The action is entitled PAUL V. THE RELATED COMPANIES, L.P., ET AL., Index No. 01-600669, and is purportedly a class and derivative action. On or about March 23, 2001 a second action, entitled SCHNIPPER V. AEGIS REALTY, INC., ET AL., Case No. 219736-V, was filed in the Circuit Court for Montgomery County, Maryland against Aegis and each of Aegis' five directors (Messrs. Boesky, Brenner, Hirmes, Allen and Fisch). SCHNIPPER is purportedly brought as a class action. On or about April 4, 2001 a third action, entitled OPPORTUNITY PARTNERS, L.P. V. STUART J. BOESKY, ET AL., Civ. No. 24-C-01-001579, was filed in the Circuit Court for Baltimore City, Maryland against, among others, Aegis, each of its five directors, the Advisor and the Property Manager. OPPORTUNITY PARTNERS is purportedly a class and derivative action.

         Each of these three actions challenges Aegis' proposed acquisition of a property portfolio and development business owned by a third party, which transaction also involves the termination by Aegis of its external advisory agreements and purchase by Aegis of various assets owned by the Advisor and Property Manager. Each suit alleges that the defendants breached their fiduciary duties to the Aegis stockholders by, among other things, committing Aegis to pay unwarranted fees and other consideration to affiliates of the Advisor. All three actions seek money damages, injunctive and declaratory relief and attorneys' fees. The transaction at issue in each suit, however, was approved by Aegis' independent directors (Messrs. Allen and Fisch), who first obtained legal advice and two fairness opinions from nationally recognized investment banking firms before approving those transactions. Additionally, the transaction at issue would not be consummated unless and until it was approved by Aegis' stockholders after proxy materials describing that transaction were disseminated to them. The defendants have advised the Company that they intend to defend all three actions vigorously. The defendants filed motions to dismiss the complaint in PAUL on or about April 16, 2001, in SCHNIPPER on or about July 17, 2001 and in OPPORTUNITY PARTNERS in or about July 23, 2001. The PAUL motion has been fully briefed and is awaiting a decision. Opposition papers have not yet been filed in either SCHNIPPER or OPPORTUNITY PARTNERS.

         On August 7, 2001, the Company announced that it had terminated, by mutual consent with the third party, the transaction that is at issue in each suit (See "RECENT DEVELOPMENTS", above). Since that announcement, the parties in PAUL have signed a stipulation discontinuing the action, which has been submitted to the Court and which must be approved by the Court in order for it to become effective. No action has yet been taken by the plaintiffs in SCHNIPPER or OPPORTUNITY PARTNERS in response to the Company's announcement. Although the transaction at issue was terminated for reasons unrelated to the three lawsuits, management believes that a collateral consequence of that termination is that the claims asserted in each of the three lawsuits are now moot. If the plaintiff in each action does not voluntarily dismiss the action because it is now moot, the defendants intend to apply to the applicable court for such relief in addition to or as an alternative to the pending motions to dismiss already filed by defendants.

STOCK PERFORMANCE GRAPH

         The following stock performance graph compares Aegis' performance to the S&P 500 and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). Equity real estate investment trusts are defined as those that derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market. Stock price performance for the past year is not necessarily indicative of future results. All stock price performance figures include the reinvestment of dividends.



CUMULATIVE TOTAL RETURN
-----------------------

--------------------------- ----------- --------- --------- --------- ----------
                            10/13/97    12/97     12/98     12/99     12/00
--------------------------- ----------- --------- --------- --------- -------
Aegis Realty, Inc.          100.00      103.20     97.16      96.12   121.79
--------------------------- ----------- --------- --------- --------- ----------
S&P 500                     100.00      102.87    132.27    160.10    145.52
--------------------------- ----------- --------- --------- --------- ----------
NAREIT EQUITY               100.00      101.75     83.94     80.06    101.17
--------------------------- ----------- --------- --------- --------- ----------


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP have been and presently are the independent auditors for Aegis. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and to be available to respond to appropriate questions from Stockholders.

         The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in Aegis' Quarterly Reports on Form 10-Q for the fiscal year were $164,000.

         Deloitte did not provide the Company with any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

         The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the fiscal year ended December 31, 2000 were $133,500, primarily for income tax return preparation and related consultations.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by Aegis. Brokers and nominees should forward soliciting materials to the beneficial owners of the Shares held of record by such person, and Aegis will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Aegis and the Advisor by personal interview or telephone.

                                VOTING PROCEDURES

         Equiserve, LP (the "Inspector") has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the Meeting. Abstentions and "broker non-votes" (nominees holding Shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Meeting. However, abstentions and broker non-votes will have no effect on the vote because the vote required is a plurality of the votes actually cast (assuming the presence of a quorum).

                              STOCKHOLDER PROPOSALS

         Any proposal by a Stockholder of Aegis intended to be presented at the 2002 Annual Meeting of Stockholders must be received by Aegis at its principal executive office not later than January 6, 2002 for inclusion in Aegis' proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                           ANNUAL REPORT ON FORM 10-K

         UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, AEGIS WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. Requests should be addressed to Katherine Grimaldi at Aegis Realty, Inc. 625 Madison Avenue, New York, New York 10022-1801.

                                 OTHER BUSINESS

         The Board of Directors does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

         It is important that your Shares be represented at the Meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy-card, or, if you wish to vote by telephone or Internet, follow the instructions on the proxy card. Your failure to do so will increase the costs of operating Aegis and decrease the return on your investment.

                               By Order of the Board of Directors

                               /s/ Stuart J. Boesky
                               ---------------------------
September 4, 2001              Stuart J. Boesky
                               Chairman of the Board and Chief Executive Officer

                                  [Aegis Logo]
Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of Aegis that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercised your right to vote your shares.

Similar to last year, you can vote your Shares by Internet or phone. Follow the instructions on the reverse side of proxy card if you wish to do so.

If you chose to vote by mail, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.



Sincerely,

Aegis Realty, Inc.
--------------------------------------------------------------------------------

                                      Proxy

                               AEGIS REALTY, INC.

                               625 Madison Avenue
                            New York, New York 10022

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Alan P. Hirmes, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of Aegis Realty, Inc. ("Aegis") held of record by the undersigned on August 30, 2001 at the Annual Meeting of Stockholders to be held on October 5, 2001 and any adjournments thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

         PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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


Vote By Telephone                         Vote By Internet
-----------------                         ----------------
It's fast, convenient and immediate!      It's fast, convenient and your vote is
immediately Call Toll-Free on a           confirmed and posted.
Touch-Tone Phone
1-877-PRX-VOTE (1-888-779-8683)


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Follow these four easy steps:             Follow these four easy steps:

1.  Read the accompanying Proxy           1.  Read the accompanying Proxy
    Statement and Proxy Card                  Statement and Proxy Card
2.  Call the toll-free number             2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).          http://www.eproxyvote.com/aer
3.  Enter your 14-digit Voter Control     3.  Enter your 14-digit Voter Control
    Number located on your Proxy Card         Number located on your Proxy Card
    above your name.                          above your name.
4.  Follow the recorded Instructions.     4.  Follow the Instructions provided
-------------------------------------     --------------------------------------

YOUR VOTE IS IMPORTANT!                   YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!              Go to HTTP://WWW.EPROXYVOTE.COM/AER
                                          anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

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                                   DETACH HERE

[X] Please mark votes as in this example.


1.   Election of Directors.        2. In their discretion, the proxies are
     Nominees: Peter T. Allen         authorized to vote upon any other business
     and Arthur P. Fisch              that may properly come before the meeting.

           FOR      WITHELD           Mark here if you     Mark here for address
           [ ]       [ ]              plan to attend the   change and note
                                      meeting              below

[ ]---------------------------------     [ ]                     [ ]
   For both nominees except as noted above

   THE BOARD OF DIRECTORS
   RECOMMENDS A VOTE "FOR"
   EACH OF THE LISTED NOMINEES
                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature:                 Date:        Signature:                  Date:
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